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Consent of Independent Accountants

We hereby consent to the incorporation in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of The Brinson Funds (the "Registration Statement") of our reports dated February 17, 1998 relating to the financial statements of UBS Large Cap Growth Fund, UBS Small Cap Fund, and UBS High Yield Bond Fund, three portfolios of UBS Private Investors Fund, Inc., appearing in the Annual Reports to Shareholders of such funds, which are also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers LLP
New York, New York
December 7, 1998

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Consent of Independent Accountants

We hereby consent to the incorporation in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of The Brinson Funds (the "Registration Statement") of our reports dated February 17, 1998 relating to the financial statements of UBS Large Cap Growth Portfolio, UBS Small Cap Portfolio, and UBS High Yield Bond Portfolio appearing in the Annual Reports to Shareholders of UBS Private Investor Funds, Inc., which are also incorporated by reference in the Registration Statement. We also consent to the reference to us under the heading "Financial Statements" in the Statement of Additional Information.

PricewaterhouseCoopers
Toronto, Ontario
December 7, 1998